CODE OF ETHICS FOR EMPLOYEES OF
                           PRIMECAP MANAGEMENT COMPANY

     The following code of ethics shall apply to all employees of PRIMECAP Management Company. This Code of Ethics is based on the principle that all PRIMECAP employees owe a fiduciary duty to the firm's clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking advantage of their position; and (iii) any actual or potential conflicts of interest.

     I.  CODE  OF  CONDUCT   FOR   SECURITIES   TRADING   AND   RELATIONS   WITH
         BROKERS/DEALERS

          1. It is basic policy that no PRIMECAP employee shall be permitted to profit from the firm's securities activities. Accordingly, no employee shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason such transactions acquires, any direct or indirect beneficial ownership, (including, but not limited to, securities held by an employee's spouse or minor children or any trust in which an employee serves as trustee, custodian, or beneficiary) and which to his or her actual knowledge at the time of such purchase or sale:

          (ii) is being  considered for purchase or sale by any client accounts;
               or
          (iii) is being purchased or sold by a client account.

          2. No employee shall disclose to anyone outside the firm the securities activities engaged in or contemplated for the various portfolios of the firm.

          3. No employee shall seek or accept anything of value, either directly or indirectly, form broker-dealers or other persons providing services to the firm because of such person's association with the firm.

          For  the  purposes  of  this  provision,   the  following  gifts  from
          broker-dealers or other persons providing services to the firm will not be considered to be in violation of this section:

          (i)   an occasional meal;
          (ii) an occasional ticket to a sporting event, the theater, or comparable entertainment;
          (iii) a holiday gift of fruit or other goods provided however, that such a gift is made available to all PRIMECAP employees.

          4. No employee shall acquire any securities in an initial public offering.

          5. No employee shall purchase or sell a security within at least seven calendar days before and after any client account trades in that security. Any profits improperly realized on trades within the proscribed periods will be subject to disgorgement.

          6. No employee shall purchase any securities in a private placement, without prior approval of the Investment Committee.

          7. No employee shall profit in the purchase and sale, or sale and purchase, of the same or equivalent securities within 60 calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.

          8. No employee  shall serve on the board of  directors of any publicly
          traded  company   without  prior   authorization   of  the  Investment
          Committee.

II.      PRIOR APPROVAL REQUIRED BEFORE MAKING ANY SECURITIES TRANSACTIONS

          1. All employees shall receive prior approval from the Secretary of the Investment Committee (Lynne Opdyke) before purchasing or selling securities.

          2. If the stock is not on the Action List, the Secretary will give you an approval, recording this in her records. Your quarterly report of personal security transactions will be checked against her records.

          3. If the stock is on the Action List, the Secretary will check with all of the portfolio managers in order to determine if you can obtain approval.

          4. Clearance is good for five trading days (including the day of your check) unless the clearance is revoked prior to the end of the five days. If you have not executed your transaction within this period, you must recheck.

          5. A "security" means any type of investment (excluding mutual funds, commodities and direct obligations of the U.S.) normally handled by stockbrokers. All options and fixed income securities are subject to this policy, but special provisions apply in those cases (see below).

          6. A "security" does not include money market instruments with maturities of one year of less and debt instruments rated "A" or higher by Moody's Investor Service, Inc. or Standard & Poor's Corporation. However, such debt instruments (other than U.S.
          Government obligations, bankers acceptances, CD's and commercial paper) are subject to the firm's quarterly reporting requirements.

          7. Options are governed by the same procedures outlined above, including the requirement to check in advance of purchase. (Be sure to mention your interest is in an option.) Options may not be purchased whose underlying security is on the Action List. If, after the option is purchased, the stock underlying the option has been presented as a candidate for purchase (or if you have reason to believe it may be so presented) by a client account, then you must close out your option immediately.

          8. Employees should inform their securities broker that they are employed by an investment advisor. The broker is subject to certain rules designed to prevent favoritism toward such accounts.

III.     REPORTING REQUIREMENTS

          1. All employees shall disclose to the Secretary all personal securities holding upon commencement of employment and thereafter on an annual basis as of December 31. Such annual report shall include a listing of owned securities and either market value or number of shares owned for each security.

          2. All employees shall direct their brokers to supply to the Secretary, on a timely basis, duplicate copies of the confirmation of all personal securities transactions.

          3. All employees shall certify annually that:
          (i) they have read and understand the Code of Ethics and recognize that they are subject thereto; (ii) they have complied with the requirements of the Code of Ethics; and (iii) they have reported all personal securities transactions required to be reported pursuant to the requirement of the Code of Ethics.

          4. All employees shall make quarterly reports to the Secretary, which shall be made no later than 10 days after the end of each calendar quarter (including those periods on which no securities transactions were effected). A report shall be made on the form attached hereto as Exhibit A, containing the following information:

          (i) the date of transaction, the title and the number of shares, and the principal amount of each security involved;
          (ii) the nature of the transactions (i.e., purchase, sale, or any other type of acquisition);
          (iii) the price at which the transaction was effected; and,
          (iv) the name of the broker, dealer or bank with or through whom the transaction was effected.

          5. The Secretary shall notify each employee that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

          6. If an employee has any economic interest in a security held by a client account (or considered for acquisition), he shall so notify the Investment Committee.

                                STATEMENT OF FACT

     o I am not purchasing an Initial Public Offering.

     o I am not making a private-placement purchase, unless I receive prior approval.

     o I am not effecting a transaction which would result in a trading profit (of the same or equivalent security) with a holding period of 60 days or less.

     o I am not purchasing or selling a security within at least 7 days before and after any client account trades in that security.

     o I have received prior approval from the secretary to make this trade. Approval (which is revocable at any time) is good for only five trading days, and is granted if the stock is not on PRIMECAP's Action List. If the stock is on the Action List, I hereby confirm that prior approval has also been received from all portfolio managers.



     --------------------------                ---------------------
     Signature                                 Date





           PERSONAL                         Date______________
           TRANSACTIONS                     Time______________

                                            By________________


           Shares/
           $ Face                       Approx.
           Amount       Security        Market        Account      Broker
           ------       --------        ------        -------      ------

                                    Exhibit A

                                                                                            Broker, Dealer, Bank
Date            # Shares         Price             Buy    Sell   Other      Security        through whom effected
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

Prepared for the period: October 1, 1994 through December 31, 1994.

Since the law requires that these reports be filed, please complete the above.

You may exclude transactions in accounts over which you had no direct or indirect control or influence, transactions involving direct obligations of the United States, or shares of PRIMECAP. Report all other transactions, including transactions in mutual funds.

If you had no security transactions during this period, enter "NONE" under the "Security" column.


--------------------                ---------------------------------
Date                                Signature



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